SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934.

FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT /   /
Check the appropriate box:
/    /    Preliminary Proxy Statement
/    /    Confidential, for the Use of the Commission Only (as permitted by rule
          14a-6(e)(2))
/  X /    Definitive Proxy Statement
/    /    Definitive Additional Materials
/    /    Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                             KEY TRONIC CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/    /      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/    /    $500 per each party to the controversy pursuant to Exchange Act Rule
           14a-6(i)(3).
/    /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
           11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total Fee Paid:

/    /    Fee paid previously with preliminary materials.

/    /    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing:

     1)   Amount Previously Paid

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing party:

     4)   Date Filed:



                             KEY TRONIC CORPORATION
                                     [LOGO]

                               September 26, 2000


     Dear Shareholder:

     The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the "Company"), to be held on Friday, October 27, 2000, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216.

     Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card.

                         Sincerely,

                         /s/ Jack W. Oehlke

                         Jack W. Oehlke
                         President and Chief Executive Officer
                         Member of the Board of Directors




                             KEY TRONIC CORPORATION
                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 26, 2000




To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the "Company") will be held on Friday, October 27, 2000, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216 (the "Annual Meeting"), for the following purposes:

     1. To elect seven directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2001; and

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company's Common Stock at the close of business on September 7, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you have previously returned your proxy card to the Company.

                         By Order of the Board of Directors,

                         Kathleen L. Nemeth
                         Secretary




Spokane, Washington
September 26, 2000


 YOUR VOTE IS IMPORTANT.  PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY,
         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.


          FIRST MAILED TO SHAREHOLDERS ON OR ABOUT SEPTEMBER 26, 2000.


                             KEY TRONIC CORPORATION
                                    [LOGO]


                                PROXY STATEMENT


                                  INTRODUCTION

GENERAL

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the "Company"), to the holders of outstanding shares of Common Stock, no par value, of the Company ("Common Stock") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Friday, October 27, 2000 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216, and any adjournments or postponements thereof (the "Annual Meeting"). The proxies appoint Jack W. Oehlke, Wendell J. Satre and Yacov A. Shamash, any of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation.

RECORD DATE, PROXIES, REVOCATION

Record holders of the Common Stock at the close of business on September 7, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 9,668,830 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of nominees for director named below, and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2001. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

VOTING

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company's Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the seven nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) matter 2 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on the approval of matter 2 since neither represents a vote cast.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The seven nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

Jack W. Oehlke, age 54, has been President and Chief Executive Officer of the Company since June 1997. From October 1995, he served as Chief Operating Officer. Previously, he served as Senior Vice President of Operations from January 1995 to October 1995 and Vice President of Manufacturing Operations of the Company from December 1993 to January 1995. Mr. Oehlke served as Director of Operations, Director of Quality and in various management positions within manufacturing, engineering and quality functions of the Microswitch Division of Honeywell, Inc. from 1968 to 1993.

Dale F. Pilz, age 74, has served as Chairman of the Board since January 27, 2000 and has been a director of the Company since April 1992. Mr. Pilz was Chief Executive Officer of Flowind Corporation from 1986 to 1990. He served as President of Omninet Corporation from 1985 to 1986. Prior to that, Mr. Pilz was Chief Executive Officer and President of GTE Sprint Communications from 1983 to 1985 and also served as Chief Executive Officer and President of GTE Spacenet Corporation from 1983 to 1985.

Wendell J. Satre, age 82, has been a director of the Company since 1988 and served as Chairman of the Board of Directors from July 1991 through August 1995. Mr. Satre also served as a director from 1983 through 1986 and served as President and CEO of the Company from August 1991 through February 1992. Mr. Satre is the retired Chairman of the Board and Chief Executive Officer of the Washington Water Power Company (now Avista Corp.), a public utility headquartered in Spokane, Washington. Mr. Satre also serves on the Boards of Directors of Output Technology Corporation and The Coeur d'Alenes Company.

Yacov A. Shamash, age 50, has been a director of the Company since 1989. He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992.

Patrick Sweeney, age 65, has been a director of the Company since July 2000. Mr. Sweeney was the former President and CEO of Hadco Corporation from 1991 through 1995 and formerly served as Hadco's Vice President/Chief Financial Officer and Vice President of Operations. Prior to that Mr. Sweeney was the Vice President of International Manufacturing at Wang - USA from 1981 through 1986 and also served as Managing Director of Ireland for Wang and as Plant Manager of its Galway and Clonmel divisions. Mr. Sweeney also serves on the Board of Directors of Aimware, Asic Alliance, Info.Mosaic, Manufacturers' Services Ltd. Advisory Board, Pentus, Photo Machining Inc., Piercom, and Raidtec.

Clarence W. Spangle, age 75, has been a director of the Company since July 1992. A former Chairman of Memorex and President of Honeywell Information Systems, Mr. Spangle has been an independent management consultant since 1985. Mr. Spangle also serves on the Board of Directors of Apertus Technologies, Inc.

William E. Terry, age 67, has been a director of the Company since August 1992. Mr. Terry retired from Hewlett-Packard in November 1993 where he served in a number of executive positions during the past 36 years. He is a member of the Advisory Committee of the Santa Clara University Engineering School and, in 1983, was elected to the university's Board of Regents. Mr. Terry also serves on the Boards of Directors of Altera Corporation and Phase Metrics.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company.

The Company's Board of Directors met four times during fiscal 2000. During fiscal 2000, each director attended at least 75% of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee.

The Audit Committee, which currently consists of Messrs. Spangle (Chairman), Sweeney and Terry met two times during fiscal 2000. The Audit Committee recommends to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews the fees of the independent auditors and other terms of their engagement and monitors the adequacy of the audit effort and the Company's financial and accounting organization, financial reporting and internal controls.

The Compensation and Administration Committee (the "Compensation Committee"), which currently consists of Messrs. Shamash (Chairman), and Satre, met two times during fiscal 2000. The Compensation Committee establishes and reviews annually the Company's general compensation policies applicable to the Company's executive officers and other key employees, reviews and approves the level of compensation awarded to the Company's Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company's executive officers and the basis for the Chief Executive Officer's compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Compensation Committee administers the Company's stock option plans, including determining the individuals to receive options and the terms of such options.

The Executive Committee, which currently consists of Messrs. Satre (Chairman), Oehlke, Pilz and Terry met one time during fiscal 2000. The Executive Committee generally exercises the authority of the Board of Directors with respect to the management and operation of the Company between meetings of the Board of Directors.

The Nominating Committee, which currently consists of Messrs. Satre (Chairman), Oehlke and Terry met one time during fiscal 2000. The Nominating Committee develops Board of Directors membership criteria, conducts searches for and reviews potential director candidates and presents recommendations for director nominees to the Board of Directors. Although there are no formal procedures for shareholders to recommend nominees, the Nominating Committee will consider recommendations from shareholders, which should be addressed to Kathleen L. Nemeth, Secretary, at the Company's address listed above.

DIRECTOR COMPENSATION

Each director, other than the Chairman of the Board, who is not an employee of the Company receives a quarterly retainer of $1,875, a fee of $1,000 for each Board meeting attended in person and a fee of $325 for each Board meeting attended by telephone. Directors also receive a fee of $500 for each committee meeting attended (committee members receive a committee attendance fee of $250 if the committee meeting is held the same day as a Board meeting), except that directors receive a fee of $1,000 for each Executive Committee meeting attended (which payment is in lieu of any payment for a Board meeting attended on the same day). The Chairman of the Board receives a quarterly retainer of $2,500, plus an additional $500 for each Board meeting attended. Committee chairmen receive an additional fee of $200 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

Each director who is not, upon election to the Board of Directors, an employee of the Company participates in the Company's Amended and Restated 1990 Stock Option Plan for Non-Employee Directors. Each non-employee director is granted, upon initial election, an option to purchase 10,000 shares of the Company's Common Stock. An additional option to purchase 10,000 shares upon the director's first re-election to the Board of Directors and an additional option to purchase 7,500 shares upon each re-election to the Board of Directors after the first re-election are also granted. The two 10,000 share option grants have a three year vesting period and the subsequent 7,500 share option grants have a two year vesting period.

                               EXECUTIVE OFFICERS

In addition to Mr. Oehlke, the following persons are the executive officers of the Company:

Craig D. Gates, age 41, has been Executive Vice President of Marketing, Engineering and Sales since July 1997. Previously he was Vice President and General Manager of New Business Development from October 1995 to July 1997. He joined the Company as Vice President of Engineering in October 1994. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. From 1982 he held various engineering and management positions within the Microswitch Division of Honeywell, Inc., in Freeport, Illinois and from 1991 to October 1994 he served as Director of Operations, Electronics for Microswitch.

Ronald F. Klawitter, age 48, has been Executive Vice President of
Administration, CFO, and Treasurer since July 1997. Previously he was Vice President of Finance, Secretary and Treasurer of the Company since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc.

Michael D. Chard, age 42, has been Vice President of Materials of the Company since July 28, 2000. From February 1999 to July 28, 2000, he held various management positions with the Company in planning, quality assurance, and materials. From January 1997 to January 1999, he was Vice President of Product Delivery at Wang Global and its predecessor Olivetti North America. From 1983 to 1996, he held various management positions in finance, marketing, and operations at ISC Systems, the predecessor to Olivetti North America. He holds a BA Degree in Business and Accounting from Washington State University and is a Certified Public Accountant.

Efren R. Perez, age 60, has served as Vice President of S.W. Operations since July 1997. Previously he was the Managing Director of S.W. Operations from July 1996 to July 1997 and Director of S.W. Operations from July 1995 to June 1996. Following the Company's acquisition of the Honeywell, Inc. Keyboard Division, Mr. Perez served as Plant Manager in Juarez from July 1993 to July 1995. He served as Plant Manager in Juarez for the Keyboard Division of Honeywell, Inc. from February 1989 to July 1993. Mr. Perez is a graduate of the University of Mexico with a B.S. in Physics.

All executive officers hold office until their successors are elected and have qualified.


                      PRINCIPAL SHAREHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

--------------------------------------------------------------------
NAME OF                           NUMBER OF SHARES       PERCENT OF
BENEFICIAL OWNER*                BENEFICIALLY OWNED(1)    CLASS (1)
--------------------------------------------------------------------
Wellington Management Co LLP
75 State Street                     953,000(2),(3)         9.9%
Boston, MA  02109

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, Suite 650        788,100(4),(5)         8.2%
Santa Monica, CA 90401


Hiller Key Tronic Partners, L.P.    518,323(6)             5.4%


Stanley Hiller, Jr.                 505,849(7)             5.2%


Jack W. Oehlke                      465,194(8)             4.6%


Dale F. Pilz                         31,552(9)              **


Wendell J. Satre                     65,000(10)             **


Yacov A. Shamash                     29,500(11)             **


Clarence W. Spangle                  34,352(12)             **


Patrick Sweeney                      29,000                 **


William E. Terry                     34,102(13)             **


Craig D. Gates                      319,242(14)            3.2%


Ronald F. Klawitter                 343,943(15)            3.4%


Efren R. Perez                       91,245(16)             **

All executive officers and
directors as a group              1,458,544(17)           13.4%
(11 persons)   8-16, 17

--------------------------------------------------------------------

* Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
**   Less than 1%.

1. Percentage beneficially owned is based on 9,668,830 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2. Based on Form 13F filed with the Securities and Exchange Commission, dated 6/30/2000.

3.   Wellington Management Co LLP is a registered investment advisor.

4. Based on Form 13F filed with the Securities and Exchange Commission, dated 6/30/2000.

5. Dimensional Fund Advisors, Inc. ("DFA"), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.

6. Represents 356,799 shares of restricted Common Stock subject to the Restricted Stock Agreement (described on page 9) between the Company and Hiller Key Tronic Partners, a Washington limited partnership ("HKT Partners") and 161,524 unrestricted shares of Common Stock held by HKT Partners. See textual disclosure on page 9.

7. Represents 340,657 shares of restricted Common Stock and 165,092 unrestricted shares of Common Stock, which shares represent the pro rata interest of Mr. Hiller in the interest of entities controlled by Mr.
     Hiller in shares held by those entities and HKT Partners. Also includes 100 shares owned directly by Mr. Hiller. See textual disclosure on page 9.

8. Includes 412,000 shares issuable upon exercise of employee stock options, Mr. Oehlke's pro rata interest (6,208 shares) in shares of restricted Common Stock held by HKT Partners and 10,098 shares owned directly by Mr. Oehlke's wife. Also includes Common Stock allocated to Mr. Oehlke as a participant in the Company's Variable Investment Plan (20,480 shares) as of July 1, 2000.

9. Includes 25,000 shares issuable upon exercise of director stock options and Mr. Pilz's pro rata interest (1,784 shares) in shares of restricted Common Stock held by HKT Partners.

10.  Includes 25,000 shares issuable upon exercise of director stock options.

11. Includes 25,000 shares issuable upon exercise of director stock options. Does not include 1,100 shares held by Mr. Shamash's daughter.

12. Includes 25,000 shares issuable upon exercise of director stock options and Mr. Spangle's pro rata interest (1,784 shares) in shares of restricted Common Stock held by HKT Partners.

13. Includes 25,000 shares issuable upon exercise of director stock options and Mr. Terry's pro rata interest (1,784 shares) in shares of restricted Common Stock held by HKT Partners.

14. Includes 303,000 shares issuable upon exercise of employee stock options and Mr. Gates' pro rata interest (2,747 shares) in shares of restricted Common Stock held by HKT Partners. Also includes Common Stock allocated to Mr. Gates as a participant in the Company's Variable Investment Plan (7,450 shares) as of July 1, 2000.

15. Includes 307,682 shares issuable upon exercise of employee stock options and Mr. Klawitter's pro rata interest (6,137 shares) in shares of restricted Common Stock held by HKT Partners. Also includes Common Stock allocated to Mr. Klawitter as a participant in the Company's Variable Investment Plan (17,849 shares) as of July 1, 2000.

16. Represents 90,084 shares issuable upon exercise of employee stock options and Common Stock allocated to Mr. Perez as a participant in the Company's Variable Investment Plan (1,161 shares) as of July 1, 2000.

17. Includes 1,245,266 shares subject to issuance pursuant to stock options held by directors and executive officers which are currently exercisable or exercisable within 60 days of September 7, 2000.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

Set forth below is information on the annual and long-term compensation for services rendered during fiscal years 2000, 1999 and 1998, by the Named Executive Officers which include (i) Mr. Oehlke, the Chief Executive Officer and President, and (ii) the three other persons who served as executive officers of the Company during fiscal 2000. For information regarding the Company's current executive officers, see EXECUTIVE OFFICERS, page 4.

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM COMPENSATION
                                                         ----------------------------------
                             ANNUAL COMPENSATION                  AWARDS          PAYOUTS
                    --------------------------------------  -------------------------------
                                                                                              ALL
                                                 OTHER      RESTRICTED                       OTHER
NAME AND                                         ANNUAL       STOCK    SECURITIES           COMPEN-
PRINCIPAL            FISCAL  SALARY     BONUS    COMPENSA-   AWARD(S)  UNDERLYING  PAYOUTS  SATION
POSITION             YEAR    ($)(1)     ($)(2)  TION ($)(3)   ($)(4)   OPTIONS (#)   ($)    ($)(5)
--------------------------------------------------------------------------------------------------
Jack W. Oehlke       2000    310,577      --       --          --       30,000      --       3,593
Chief Executive      1999    298,846   147,173     --          --       50,000      --       4,298
Officer              1998    232,856      --       --          --      225,000      --       3,714
and President

Craig D. Gates       2000    226,462      --       --          --       30,000      --       2,701
Executive Vice       1999    222,168    87,359     --          --       40,000      --       4,716
President,           1998    198,100      --       --          --      140,000      --       3,881
Marketing,
Engineering and
Sales

Ronald F. Klawitter  2000    226,462      --       --          --       30,000      --       2,786
Executive Vice       1999    222,168    87,359     --          --       40,000      --       4,506
President of         1998    192,927      --       --          --      140,000      --       3,880
Administration,
CFO and
Treasurer

Efren R. Perez       2000    160,160      --     11,693        --       30,000      --       3,804
Vice President       1999    142,793    49,126   13,329        --       20,000      --       3,570
of SW                1998    124,494      --       --          --       30,000      --       3,112
Operations
--------------------------------------------------------------------------------------------------

(1) Includes amounts deferred under the 401(k) component of the Company's Variable Investment Plan.
(2) Represents dollar value of cash bonuses earned by the Named Executive Officers during the fiscal year indicated.
(3) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $60,000 or ten percent of the total of annual salary and bonus for the named executive officer for such year.
(4) Does not include shares of restricted Common Stock held by HKT Partners, a partnership in which Messrs. Oehlke, Gates, and Klawitter, individually, hold limited partnership interests. See notes (6), (8), (14) and (15) to "Principal Shareholders and Security Ownership of Management."
(5) Represents Company matching payments in 2000, 1999 and 1998 under the Company's Variable Investment Plan.

                       OPTION GRANTS IN 2000 FISCAL YEAR

The following table sets forth information concerning individual grants of stock options made during fiscal 2000 to each of the individuals identified in the Summary Compensation Table.


                                                                          POTENTIAL
                                   % OF                                REALIZABLE VALUE
                    NUMBER OF      TOTAL                                  AT ASSUMED
                    SECURITIES    OPTIONS                                ANNUAL RATES
                    UNDERLYING  GRANTED TO                              OF STOCK PRICE
                     OPTIONS     EMPLOYEES    EXERCISE                  APPRECIATION FOR
                     GRANTED     IN FISCAL     PRICE      EXERCISE       OPTION TERM (2)
NAME                 (#)(1)         2000     ($/SHARE)      DATE       5% ($)    10% ($)
-----------------------------------------------------------------------------------------

Jack W. Oehlke       30,000         5.5%       $2.81      5/22/2010   53,015     134,352

Craig D. Gates       30,000         5.5%       $2.81      5/22/2010   53,015     134,352

Ronald F. Klawitter  30,000         5.5%       $2.81      5/22/2010   53,015     134,352

Efren R. Perez       30,000         5.5%       $2.81      5/22/2010   53,015     134,352
-----------------------------------------------------------------------------------------

(1) Options which expire on 5/22/2010 vest at the rate of 33 1/3% per year on the first, second and third anniversaries of the grant date. Options which are not vested at the time of termination of employment expire upon termination of employment.
(2) The rates of appreciation shown in the table are for illustrative purposes only pursuant to applicable Securities and Exchange Commission requirements. Actual values realized on stock options are dependent on actual future performance of the Company, among other factors.
     Accordingly the amounts shown may not necessarily be realized.

The following table provides information on the exercise of options to purchase Common Stock by the Named Executive Officers in fiscal 2000 and such officers' unexercised options to purchase Common Stock at July 3, 2000.


                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                        NUMBER OF SHARES
                    SHARES                 UNDERLYING            VALUE OF UNEXERCISED
                   AQUIRED                 UNEXERCISED            IN-THE-MONEY OPTIONS
                     ON      VALUE      OPTIONS AT FISCAL            AT FISCAL YEAR-
                   EXERCISE REALIZED        YEAR-END(#)                 END($)(1)
---------------------------------------------------------------------------------------
NAME                  (#)     ($)     EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
---------------------------------------------------------------------------------------
Jack W. Oehlke         0      N/A       362,000       80,000        N/A          N/A

Craig D. Gates         0      N/A       273,000       60,000        N/A          N/A

Ronald F. Klawitter    0      N/A       277,682       60,000        N/A          N/A

Efren R. Perez         0      N/A        90,084       30,000        N/A          N/A

---------------------------------------------------------------------------------------

(1) This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on July 3, 2000 and the exercise prices for the relevant options.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

Hiller Restricted Stock Agreement. On February 1, 1992, the Company approved an agreement with The Hiller Group, ("Hiller Agreement"), under which members of The Hiller Group became involved in the Company's management. In connection with the Hiller Agreement, the Company entered into an agreement ("Hiller Option Agreement"), which was approved by the Company's shareholders in May 1992. The Hiller Option Agreement gave HKT Partners the right to purchase from the Company up to 2,396,923 shares of Common Stock ("Hiller Option"). The Hiller Option became fully exercisable in March 1994. On May 28, 1997, the shareholders of the Company approved a Restricted Stock Agreement between HKT Partners and the Company. Pursuant to the Restricted Stock Agreement, the Company issued 1,070,396 shares of restricted Common Stock to HKT Partners in exchange for, and in cancellation of, the Hiller Option. The shares were subject to certain restrictions set forth in the Restricted Stock Agreement that lapsed over a three-year period or upon the happening of certain events. As of February 29, 1999, 66 2/3 % of the total shares had become unrestricted. The restrictions lapsed with respect to the remaining 33 1/3% of the shares on February 29, 2000.

Hiller Key Tronic Partners. HKT Partners is a Washington limited partnership created by The Hiller Group. Mr. Hiller, as the sole shareholder of HKT, Inc., a Washington corporation, the General Partner of HKT Partners, and as a General Partner of Hiller Investment Partners, a California general partnership and a limited partner of HKT Partners, currently has a 66.73% interest in HKT Partners. Each partner of HKT Partners will share in the economic benefit of the Hiller Restricted Stock to the extent of their respective partnership interests. The following directors have received a .5% ownership interest in HKT Partners: Dale F. Pilz; Clarence W. Spangle; and William E. Terry. Messrs. Oehlke, Gates, and Klawitter, respectively have received 1.74%, .77% and 1.72% ownership interests in HKT Partners.

Employment Contracts. The Company entered into employment contracts with Messrs. Oehlke, Gates, Klawitter, Chard and Perez at the time each employee was first elected an executive officer of the Company. Each of the employment contracts imposes upon the employee standard non-disclosure, confidentiality and covenant not to compete provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee's base salary in effect prior to termination for a period of one year after termination. The employment contacts entered into with Messrs. Oehlke and Klawitter also provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee's base salary in effect prior to termination for a period of one year after termination. The employment contracts of Messrs. Oehlke, Gates and Klawitter were amended in November 1999 to provide that upon termination of employment by the Company prior to July 30, 2002, other than for cause, the Company shall continue to pay employee's base salary in effect prior to termination for a period of two years after termination.

Stock Option Plans. The executive stock option plans and non-employee directors stock option plan provide that upon a change of control of the Company vesting of outstanding options will be accelerated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Board of Directors has a Compensation Committee presently consisting of Messrs. Shamash and Satre. Mr. Satre served as President, CEO and Chairman of the Board of the Company from August 1991 through February 1992.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW. Key Tronic's compensation philosophy established by the Compensation Committee ("Committee") is that annual total cash compensation should vary with the performance of the Company and long-term incentives should be aligned with the interests of the Company's shareholders. The Company's compensation plan is designed to allow the Company to attract, motivate and retain highly qualified individuals and to be consistent with the short-term and long-term goals of the Company. Compensation of the Company's executive officers including the Chief Executive Officer ("CEO"), except as otherwise noted in this report, has three primary elements: base salary, annual incentive bonus and annual stock option grants. Base salaries are established following a review of competitive information related to comparable companies, in similar industries, nationally and in the Northwest. Annual incentive bonuses are tied to the profitability of the Company and the key employee's contribution to the Company's performance. Annual stock option incentive grants are based upon base salary and a stock performance goal established by the Committee. Annual stock option grants to executive officers are made under the Company's employee stock option plans.

BASE SALARIES. The Company's compensation philosophy emphasizes performance-based pay. The goal is to have base salary represent a target percentage of an executive officer's total annual compensation. Prior to setting compensation levels for executive officers, including the CEO, the Committee reviews competitive information related to comparable companies, in similar industries, nationally and in the Northwest. These companies include some but not all of the companies appearing in the Nasdaq Computer Manufacturer Index in the performance graph on page 11. The Committee indexes base salary ranges to be at average competitive levels. During fiscal 2000, executive officer pay ranges, including the range for the CEO, were adjusted upward to be consistent with the Committee's established index. Management recommendations (other than those of the subject executive officer) are considered by the Committee in establishing an individual executive officer's recommended salary. The Committee also considers factors related to individual performance, individual responsibility, Company performance based on net earnings and external competitive factors. The Committee establishes each executive officer's annual salary, including the CEO's salary.

ANNUAL BONUS. The Committee established a key employee incentive bonus plan for fiscal 2000. The plan was based upon Company profit goals. A minimum Company profit goal had to be achieved before any payment was to be made under the plan to key employees, including all executive officers. Bonus payments under the plan were to be based on three performance levels: threshold achievement, expected achievement, and over-achievement of Company profit goals. Over-achievement payments under the plan were intended to be comparable to industry averages for annual incentive bonus plans. Payments were to be based upon a percentage of the key employees fiscal 2000 base earnings. The payment percentage ranges were established in descending order for the CEO, all other officers and all other key employees. The payment percentage range for the CEO ranged from 5% at threshold achievement up to 75% at over-achievement level. Threshold level performance was not achieved and therefore no incentive bonus for fiscal 2000 was earned by the CEO.

ANNUAL STOCK OPTION AWARDS. The Committee's policies make long-term incentive compensation an important part of motivating and retaining key employees. Such long-term incentive compensation is consistent with the interests of the Company's shareholders in that it ties executive compensation to the performance of the Company's stock. The Committee believes that long-term incentive compensation can best be implemented through the granting of annual stock options. The Committee makes the determination to grant options to key employees based upon each key employee's position in the Company, base salary and the recommendations of the CEO based on individual performance. The exercise price of the options is equal to the closing price of the Common Stock on the date of grant as quoted by the Nasdaq National Market, as reported in The Wall Street Journal. The vesting periods for options range from one to three years. The Committee granted options to all executive officers and certain other key employees during fiscal 2000 in accordance with the Company's compensation policies. During fiscal 2000 options to purchase 30,000 shares of Common Stock were granted to the CEO.

Compensation payments in excess of $1 million in any taxable year to any "covered employee" (defined as the CEO and the Company's other four most highly compensated officers) is subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. To the extent that there is no adverse effect on the Company's performance-related compensation philosophy or on the Company's ability to provide competitive compensation, it is the policy of the Committee and the Board of Directors to minimize executive compensation that is not deductible by the Company for tax purposes.

                             COMPENSATION COMMITTEE
                           Yacov A. Shamash, Chairman
                                Wendell J. Satre

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Market Index and the Nasdaq Computer Manufacturer Index in fiscal 2000.

  COMPARISON OF TOTAL RETURN(1) AMONG NASDAQ (U.S. AND FOREIGN) MARKET INDEX,
         NASDAQ COMPUTER MANUFACTURER INDEX AND KEY TRONIC CORPORATION

                   KEY TRONIC       NASDAQ STOCK MARKET    NASDAQ COMPUTER
                   CORPORATION       (U.S. & FOREIGN)        MANUFCTURER
------------------------------------------------------------------------------

06/29/1996            40.63                127.61               142.21
06/28/1997            28.13                154.57               177.28
06/27/1998            17.19                199.60               285.22
07/03/1999            32.03                293.17               554.02
07/01/2000            18.75                425.78               993.56
------------------------------------------------------------------------------


(1) Assumes that the value of the investment in the Common Stock and each index was $100 invested on July 1, 1995 and that all dividends, if any, were reinvested. The Nasdaq (U.S. and Foreign) Market Index is composed of companies included within all Standard Industrial Classification (SIC) codes. The SIC code of all companies included in the Nasdaq Computer Manufacturer Index is 357. The Company will provide a list of companies included in the indexes to any shareholder upon written request to the Company's Secretary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See Compensation Committee Interlocks and Insider Participation in Compensation Decisions, page 9.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

Deloitte & Touche LLP has served as the Company's independent auditors since 1983 and has been appointed by the Board of Directors as the Company's independent auditors for the fiscal year ending June 30, 2001. In the event that ratification of this appointment of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             SHAREHOLDER PROPOSALS

To be considered for presentation to the Annual Meeting of Shareholders to be held in 2001, a shareholder proposal must be received by Kathleen L. Nemeth, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane, Washington 99216, no later than May 29, 2001.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that with respect to the fiscal year ended July 1, 2000 all the Reporting Persons complied with all applicable filing requirements.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                         By Order of the Board of Directors,

                         Kathleen L. Nemeth
                         Secretary


Spokane, Washington
September 26, 2000

Proxy Card

[side 1]
                             KEY TRONIC CORPORATION
                4424 N. Sullivan Road, Spokane, Washington 99216

            PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                                OCTOBER 27, 2000

JACK W. OEHLKE, WENDELL J. SATRE, AND YACOV A. SHAMASH, or any of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Friday, October 27, 2000, and any adjournment or postponement thereof.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.

  1.   Election of Directors:                WITHHOLD AUTHORITY to vote
       FOR all nominees listed below /  /.   for all nominees listed below /  /.
 .

          FOR, except vote withheld from the following nominee(s):

    --------------------------------------------------------------------------

      Election of seven directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees:

         Jack W. Oehlke, Dale F. Pilz, Wendell J. Satre, Yacov A. Shamash,
          Clarence W. Spangle, Patrick Sweeney and William E. Terry
    --------------------------------------------------------------------------


  2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2001.

                 /  /  FOR     /  /  AGAINST    /  /  ABSTAIN
          _______________________________________________________________

               (Continued and to be signed and dated on other side.)



[SIDE 2]

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date below. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN PROMPTLY.    Mark /  / for address change:

                                Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                _______________________________________________
                                Signature                         Date

                                _______________________________________________
                                Signature                         Date


No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.


Trustee's Proxy Card


                            KEY TRONIC CORPORATION
                   4424 N. SULLIVAN ROAD, SPOKANE, WA 99216

As a participant in the Key Tronic 401(k) Retirement Savings Plan (the "Plan"), you have the right to direct United Missouri Bank ("UMB") (the "Plan Trustee"), to vote the shares of Common Stock of Key Tronic Corporation (the "Company") represented by your interest attributable to such shares held in the KTC Stock Fund under the Plan at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on October 27, 2000.

For your information, copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report are enclosed. In addition, a postage paid return envelope addressed to ChaseMellon Shareholder Services is enclosed for your use in returning your completed, signed, and dated proxy card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed proxy card is not received by October 18, 2000 the Administrative Committee for the Plan may direct the Plan Trustee to vote your shares. All unvoted shares will be voted in the same proportion as the voted shares received.

UNITED MISSOURI BANK (UMB)